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                                                                Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 33-44209 on Form S-3 pertaining to the Amended and Restated Dividend Reinvestment and Stock Purchase Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of National City Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP



Cleveland, Ohio
January 29, 1997